KENT FINANCIAL SERVICES, INC.

                                  SUBSIDIARIES

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Name of Subsidiary                                    State of Incorporation
------------------                                    ----------------------

Asset Value Holdings, Inc.                                 Delaware

Asset Value Management, Inc.                               Delaware

Texas American Petrochemicals, Inc.                        Texas

T. R. Winston & Company, Inc.                              New Jersey

T. R. Winston Capital, Inc.                                Delaware

Kent Advisors, Inc.                                        New Jersey

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